EXHIBIT 3(ii)

                              AMENDED AND RESTATED

                                   BY-LAWS OF

                                  PARAVANT INC.


                              ARTICLE I - OFFICES

         The principal office of the Corporation shall be established and maintained at 1615A West Nasa Boulevard, in the City of Melbourne, County of Brevard, State of Florida. The Corporation may also have offices at such places within or without the State of Florida as the Board of Directors may from time to time establish.

                           ARTICLE II - SHAREHOLDERS

         1. MEETINGS.

         The annual meeting of the Shareholders of this Corporation shall be held on the 15th day of February of each year or at such other time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of Directors of the Corporation and all other matters properly before the Board of Directors. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

         2. SPECIAL MEETINGS.

         Special meetings of the Shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting. A meeting requested by Shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made unless the Shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or Shareholders requesting the meeting shall designate another person to do so.

         3. PLACE.

         Meetings of Shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors.

         4. NOTICE.

         Written notice to each Shareholder entitled to vote stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting. If any Stockholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any Stockholder may waive notice of any meeting either before, during or after the meeting.

         5. QUORUM.

         The majority of the Shares entitled to vote, represented in person or by Proxy, shall constitute a Quorum at a meeting of Shareholders, but in no event shall Quorum consist of less than one third (1/3) of the shares entitled to vote at the meeting.

         After a Quorum has been established at a Shareholders meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a Quorum, shall not effect the validity of any action taken at the meeting or any adjournment thereof.

         6. PROXY.

         Every Shareholder entitled to vote at a meeting of Shareholders, or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by Proxy. The Proxy must be signed by the Shareholder or his attorney-in-fact. No Proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the Proxy.

                            ARTICLE III - DIRECTORS

         1. BOARD OF DIRECTORS.

         The business of the Corporation shall be managed and its corporate powers exercised by a Board of Directors. The Board of Directors of the Corporation shall consist of not less than one (1) nor more than fifteen (15) members, each of whom shall be of full age. It shall not be necessary for Directors to be Stockholders. The number of members of the Board of Directors shall be determined from time to time by the Board of Directors.

         2. ELECTION AND TERM OF DIRECTORS.

         Directors shall be elected at the annual meeting of Stockholders and each Director elected shall hold office until his successor has been elected and qualified, or until his prior resignation or removal.

         3. VACANCIES.

         Any vacancy occurring in the Board of Directors or a committee thereof, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, or by the shareholders. A Director elected to fill a vacancy shall hold office until such Director's successor has been elected and qualified or until such Director's earlier resignation, removal from office, or death.

         4. REMOVAL OF DIRECTORS.

         Any or all of the Directors may be removed with or without cause by vote of a majority of all of the Directors or stock outstanding and entitled to vote at a special meeting of Directors and/or Stockholders called for such purposes.

         5. RESIGNATION.

         A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of such officer, and the acceptance of the resignation shall not be necessary to make it effective.

         6. QUORUM OF DIRECTORS.

         A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

         7. PLACE AND TIME OF BOARD MEETINGS.

         The Board may hold its meeting at the office of the Corporation or at such other places either within or without the State of Florida as it may from time to time determine.

         8. NOTICE OF MEETINGS OF THE BOARD.

         A regular annual meeting of the Board may be held without the notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to Directors and may be called by the President upon three days notice to each Director either personally or by the mail, telefax or wire; special meetings shall be called by the President or by the Secretary in a like manner on written request of two Directors. Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

         9. REGULAR ANNUAL MEETING.

         A regular annual meeting of the Board shall be held immediately following the annual meeting of Stockholders at the place of such annual meeting of Stockholders.

         10. EXECUTIVE AND OTHER COMMITTEES.

         The Board, by resolution, may designate two or more of their members to any committee. To the extent provided in said resolution, or these By-Laws, such committee may exercise the powers of the Board, concerning the management of the business of the Corporation.

         11. COMPENSATION.

         No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board, a fixed sum and expense for actual attendance, each regular or special meeting of the Board may be authorized. Nothing herein contained shall be constructed to preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof.

                             ARTICLE IV - OFFICERS

         1. OFFICERS, ELECTION AND TERM

                  a) The Board may elect or appoint a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

                  b) All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Stockholders and until their successors have been elected or appointed and qualified.

                  c) Any two or more offices may be held by the same person.

         2. REMOVAL, RESIGNATION, SALARY, ETC.

                  a) Any officer elected or appointed by the Board may be removed by the Board with or without cause.

                  b) In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

                  c) Any officer elected by the Shareholders may be removed only by vote of the Shareholders unless otherwise provided by the Shareholders.

                  d) The salaries of all officers shall be fixed by the Board.

                  e) The directors may require any Officer to give security for the faithful performance of his duties.

         3. DUTIES.

         The officers of this Corporation shall have the following duties:

         The President shall be the chief executive or operating officer of the Corporation, shall have general and active management of the business and affairs of the Corporation, subject to the directions of the Board of Directors, and shall preside at all meetings of the Shareholders and Board of Directors.

         The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the Shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

         The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

         4. REMOVAL OF OFFICERS.

         An officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment, the best interests of the Corporation will be served thereby.

         Any vacancy in any office may be filled by the Board of Directors.

                         ARTICLE V - STOCK CERTIFICATES

         1. ISSUANCE.

         Every holder of shares in this Corporation shall be entitled to have a certificate or certificates representing all shares of which he is entitled. No certificate shall be issued for any share until such is fully paid.

         2. FORM.

         The shares of the Corporation shall be represented by certificates or shall be uncertificated securities. Any certificates representing the shares of the Corporation shall be in such form consistent with the law and the Articles of Incorporation of the Corporation as the Board of Directors may from time to time prescribe. Each certificated shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of officers upon a certificate may be facsimile signatures only to the extent permitted by law.

         3. TRANSFER OF STOCK.

         The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, subject to any restrictive legends thereon.

         4. LOST, STOLEN OR DESTROYED CERTIFICATES.

         If the Shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.

                         ARTICLE VI - BOOKS AND RECORDS

         1. BOOKS AND RECORDS.

         This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders, Board of Director and committees of Directors.

         This Corporation shall keep at its registered office or principal place of business a record of its Shareholders, giving the names and addresses of all Shareholders and the number of the shares held by each.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         2. SHAREHOLDERS' INSPECTION RIGHTS.

         Any person who shall have been a holder of record or shares or of voting trust certificates thereof at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent for the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time, for any proper purpose, its relevant books and records of accounts, minutes and records of Shareholders and to make extracts therefrom.

         3. FINANCIAL INFORMATION.

         Not later than four months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

         Upon the written request of any Shareholders or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail each Shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

         The balance sheets and profit loss statements shall be filed in the registered office of the Corporation of this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any Shareholder or holder of voting trust certificates, in person or by agent.

                             ARTICLE VII - DIVIDEND

         The Board may out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

                         ARTICLE VIII - CORPORATE SEAL

         The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

                             ARTICLE IX - EXECUTION

         All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or other person or persons as the Board may from time to time designate.

                            ARTICLE X - FISCAL YEAR

         The fiscal year shall begin the first day of October in each year.

                    ARTICLE XI - NOTICE AND WAIVER OF NOTICE

         Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the post office box in a sealed post-paid wrapper, or with an express mail or delivery service addressed to the person entitled thereto at his last known post office or business address or by telefaxing the same to such person using his appropriate telefax number, and such notice shall be deemed to have been given on the day of such mailing or sending of the telefax. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

         Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                           ARTICLE XII - CONSTRUCTION

         Whenever a conflict arises between the language of these By-Laws and the Articles of Incorporation, the Articles of Incorporation shall govern.

                            ARTICLE XIII - BUSINESS

         1. CONDUCT OF BUSINESS WITHOUT MEETINGS.

         Any action of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.

         Any action of the Directors or a committee of Directors may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by each of the Directors or members of such committee.

         Any actions taken pursuant to this Article XIII shall be filed with the Secretary of the Corporation as part of the proceedings of the stockholders, Directors or committee, as the case may be.

         2. MANAGEMENT BY STOCKHOLDER.

         In the event the Stockholders are named in the Articles of Incorporation and are empowered therein to manage the affairs of the Corporation in lieu of Directors, the Stockholders of the Corporation shall be deemed Directors for the purposes of these By-Laws and whenever the words "directors", "board of directors" or "board" appear in these By-Laws those words shall be taken to mean Stockholders.

         The Shareholders may, by majority vote, create a board of directors to manage the business of the Corporation and exercise its corporate powers.

                            ARTICLE XIV - AMENDMENTS

         These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the Stockholders or at any special meeting thereof if notice of the proposed alteration or repeal to be made be contained in the notice of such special meeting, by the affirmative vote of a simple majority of such shares issued and outstanding and entitled to vote thereat, or by the affirmative vote of a simple majority of the Board at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal to be made, be contained in the notice of such special meeting.

                          ARTICLE XV - INDEMNIFICATION

         1. RIGHT TO INDEMNIFICATION.

         Any person, his heirs, or personal representative, made, or threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, regulatory, or investigative ("Proceeding") because he is or was a director or officer of this Corporation or serves or served any other corporation or other enterprise in any capacity at the request of this Corporation, shall be indemnified by this Corporation, to the full extent permitted by the Florida Business Corporation Act, under Section 607.0850; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. In discharging his duty, any director or officer, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director or officer believes to be within that person's professional or expert competence, or (3) in the case of a director, a committee of the board of directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent.

         2. ADVANCES.

         The rights set forth above in this Article XV shall include the right to be paid by the Corporation expenses incurred in defending or being represented in any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer because he is or was a director or officer of this Corporation or serves or served any other corporation or enterprise in any capacity at the request of this Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article XV or otherwise.

         3. CONTRACT RIGHT.

         All rights to indemnification, including advancement of expenses, shall be deemed to be provided by a contract between the Corporation and the director or officer who serves in such capacity at any time while this Article XV and other relevant provisions of the Florida Business Corporation Act and other applicable law, if any, are in effect, such that any repeal or modification thereof shall not adversely affect any right existing at the time of such repeal or modification.

         4. RIGHT TO BRING SUIT.

         If a claim under the preceding paragraphs of this Article XV is not paid in full by the Corporation within 90 days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense, including attorney's fees, of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which makes it permissible under the Florida Business

Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Florida Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         5. NON-EXCLUSIVITY OF RIGHTS.

         The rights conferred on any person by this Article XV shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of these By-Laws, the Articles of Incorporation, agreement, vote of Shareholders or disinterested directors or otherwise.

         6. INSURANCE.

The Corporation may maintain insurance, at its expense, for the purpose of indemnifying itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, trust or other enterprise, whether or not the Corporation would have the power to provide such indemnity under the Florida Business Corporation Act.

Dated: December 8, 2000